EXECUTION COUNTERPART

                            AMENDMENT NO. 2 TO
                             CREDIT AGREEMENT

     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") dated as of March 4, 1998 by and among RUBY TUESDAY, INC., a Georgia corporation, formerly known as Ruby Tuesday (Georgia), Inc. (the "Borrower"), SUNTRUST BANK, ATLANTA, ("SunTrust"), AMSOUTH BANK OF ALABAMA, WACHOVIA BANK OF GEORGIA, , N.A., FIRST AMERICAN NATIONAL BANK, BARNETT BANK, N.A., and HIBERNIA NATIONAL BANK (collectively, the "Lenders") and SUNTRUST BANK, ATLANTA, as agent and administrative agent for the Lenders (in such capacity, the "Agent" and "Administrative Agent").


                           W I T N E S S E T H:

     WHEREAS, Borrower, the Lenders, the Agent and the Administrative Agent are parties to a certain Credit Agreement dated as of March 6, 1996, as amended by a certain Amendment No.1 to Credit Agreement, dated as of May 30, 1997 (as heretofore amended or modified, the "Credit Agreement"; defined terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

     WHEREAS, Borrower has requested, and the Lenders have agreed, that the Credit Agreement be amended to make certain modifications to the covenants set forth therein and the related definitions, all as more specifically set forth below;

     WHEREAS, the parties wish to amend the Credit Agreement to reflect this agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

     1. Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order, as follows:


     "Franchise Partner Program" shall mean the optional financing and business structuring program offered by the Sponsor to a limited number of qualified restaurant operators, such operators to be determined by the Sponsor in its sole discretion, which provides such restaurant operators a business structure for organizing, owning and funding the establishment and operation of at least 8 to 10 restaurants.

     "Mozzarella's" shall mean "Mozzarella's American Cafes", an operating concept of Sponsor.

     "Ruby Tuesday" shall mean "Ruby Tuesday", an operating concept of Sponsor.

     "Tia's" shall mean "Tia's Mexican Restaurants", an operating concept of Tias, Inc., a Texas corporation, a wholly owned subsidiary of Sponsor.

     2. Section 7.08 of the Credit Agreement is hereby amended by deleting subsection (c) thereof in its entirety and substituting the following in lieu thereof:

    "(c) Consolidated Net Worth. Maintain at all times Consolidated Net Worth in an amount not less than the sum of (i) $180,000,000.00, plus
(ii) an amount equal to 100% of the Net Proceeds of all issuances of stock, warrants, Subordinated Debt, or other equity of the Borrower issued following the date hereof."

     3. Section 8.03 of the Credit Agreement is hereby amended by deleting said Section 8.03 in its entirety and substituting the following in lieu thereof:

     "Section 8.03. Mergers, Sales, Etc. (a)Merge or consolidate with any other Person, except that this Section 8.03 shall not apply to (i) any merger or consolidation of Borrower with any other Person provided that the Borrower is the surviving corporation after such merger or consolidation, (ii) any merger or consolidation of any of the Borrower's Subsidiaries with any other Person provided that any such Subsidiary shall be the surviving corporation after such merger or consolidation or
(iii) any merger between Subsidiaries of Borrower, and (b) sell, lease, transfer or otherwise dispose of its accounts, property or other assets (including capital stock of any Subsidiary of Borrower), except that this
Section 8.03 shall not apply to (i) any sale, lease, transfer or other disposition of assets of any Subsidiary of the Borrower to the Borrower or any of its Material Subsidiaries, (ii) sales of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (ii) disposition of equipment or inventory determined in good faith to be obsolete or unusable by the Borrower or its Subsidiaries, or (iv) any other sale of the Borrower's assets during the term of this Agreement (excluding the sale of any assets pertaining to Mozzarella's or Tia's units or any Ruby Tuesday units pursuant to the Borrower's Franchise Partner Program) with an aggregate book value, when aggregated with all other such sales since the Closing Date, not exceeding 7.5% of the aggregate book value of all of the Borrower's assets on the date of such transfer; provided, however, that no transaction pursuant to clause (a), clause (b)(i) or clause (b)(iv) above shall be permitted if any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction."

     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the "Effective Date") on the first day when all of the foregoing shall have occurred:

     1. This Amendment shall have been executed and delivered by Borrower and the Lenders to the Agent; and

     2. All conditions precedent to the effectiveness of the Franchisee Loan Program and the LIBOR Lease Transaction shall have been fulfilled or waived and the Administrative Agent shall be satisfied that such transactions are in full force and effect.

     SECTION 3.     Representations and Warranties of Borrower.
Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Required Lenders and the Agent as follows:

     1. The execution, delivery and performance by Borrower of this Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Borrower or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

     2. This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

     3. No Default or Event of Default has occurred and is continuing as of the Effective Date.

     SECTION 4. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Credit Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agent or the Administrative Agent.

     SECTION 5. No Waiver, Etc. Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Lender with regard to any of the obligations due under the terms of the Credit Agreement as of the date of this Amendment.

     SECTION 6. Affirmation of Covenants. Borrower hereby affirms and restates as of the date hereof all covenants set forth in the Credit Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

     SECTION 7. Ratification of Credit Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 8. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

     SECTION 9. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Administrative Agent with respect thereto and with respect to advising the Agent and the Administrative Agent as to its rights and responsibilities hereunder and thereunder. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent, the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     SECTION 11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

     SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                             [Signatures Set Forth on Next Page]


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

RUBY TUESDAY, INC.

By: /s/ J. Russell Mothershed
Name: /s/ J. Russell Mothershed
Title: C.F.O


[CORPORATE SEAL]

STATE OF GEORGIA
COUNTY OF


Signed, sealed and delivered
in the presence of:


Notary Public

Date Executed by Notary:



My commission expires:



[NOTARIAL SEAL]



SUNTRUST BANK, ATLANTA,
individually and as Agent and Administrative Agent



By:
Name:
Title:



By:
Name:
Title:


AMSOUTH BANK OF ALABAMA



By:
Name:
Title:


WACHOVIA BANK OF GEORGIA, N.A.



By:
Name:
Title:


FIRST AMERICAN NATIONAL BANK



By:
Name:
Title:


BARNETT BANK, N.A.



By:
Name:
Title:



HIBERNIA NATIONAL BANK



By:
Name:
Title: